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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported):   June 30, 2000


                                 EPICEDGE, INC.
               (Exact Name of Registrant as Specified in Charter)


                                     Texas
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

              0-9129                                75-1657943
      (Commission File Number)       (I.R.S. Employer Identification No.)


                 3200 Wilcrest, Suite 370, Houston, Texas 77042
          (Address of principal executive offices including zip code)


                                 (713) 784-2374
              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective June 1, 2000 with a closing date of June 30, 2000, EpicEdge, Inc. acquired all of the issued and outstanding stock of IPS Associates, Inc., a project management firm, in an arms-length transaction between the company and the stockholders of IPS. The consideration for the acquisition was: (1) 1,472,585 shares of company common stock, (2) $3,000,000, and (3) the conversion of IPS outstanding options into options to purchase 1,082,060 shares of company common stock. Certain key employees of IPS entered into employment agreements with the company, which terminate in June 2003, and include a non-compete provision for the terms of the agreements and one year thereafter. However, the Company can provide no assurance the non-compete provisions will be enforceable. This transaction has been accounted for in accordance with the purchase method of accounting. The acquisition of IPS has been deemed "significant," accordingly, separate historical and pro forma financial statements will be filed by amendment no later than seventy-five days after the consummation of the acquisition.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

    The appropriate financial statements will be filed by amendment with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisition.

(b)  Pro Forma Financial Information.

  The appropriate pro forma financial information relating to the acquisition will be filed by amendment with the Securities and Exchange Commission no later than seventy-five days after the consummation of the acquisition.
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                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EPICEDGE, INC.

                                    By: /s/ Paul Ruiz
                                       --------------------------------------
                                       Paul Ruiz
                                       Chief Financial Officer, Principal
                                       Financial  and  Accounting Officer

DATE: July 14, 2000
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                                    EXHIBITS


Exhibit No.                                                       Page
----------                                                        ----

2.1  Agreement and Plan of Merger by and among EpicEdge, Inc.,
     EDG Acquisition Corporation, IPS Associates, Inc., and
     its stockholders............................................. A-1

2.2  Amendment to the Agreement and Plan of Merger................ A-2